Exhibit 99.1

FOR IMMEDIATE RELEASE

TURTLE BEACH RESTRUCTURING HYPERSOUND BUSINESS
TO SUBSTANTIALLY LOWER OPERATING COSTS

Switch to a Licensing Model Intended to Allow Continued Pursuit of Multiple Market Opportunities with Reduced Spending

Piper Jaffray Continues Exploration of Strategic Options for HyperSound

San Diego, CA - September 26, 2016 - Turtle Beach Corporation (NASDAQ: HEAR), a leading audio technology company, has started the process of restructuring its HyperSound directed audio business in an effort to reduce costs and align spending with revenues.

Actions have been taken to significantly reduce HyperSound operating expenses going into October and monthly net cash burn is expected to be below $350,000 by January 2017. This excludes corporate allocations, which are expected to be phased out and redistributed to the headset business by year end. Turtle Beach is targeting to be net cash burn breakeven with respect to its HyperSound segment by the end of the second quarter of 2017.

The Company intends to continue pursuing multiple opportunities for its groundbreaking HyperSound technology, while evolving the business to a licensing model. This is expected to require less capital while still allowing for revenue generating opportunities, including:

•
Retail sales of HyperSound Clear™ 500P. The Company’s test pilot at the major consumer electronics retailer in the Chicago area is off to a positive start, which is expected to help demonstrate sales potential to prospective licensees.

•	HyperSound’s newly revealed potential to alleviate Tinnitus symptoms. FDA clearance was received in August and the Company is in discussions with multiple hearing healthcare providers.

•	HyperSound commercial retail display sales. This product area continues to generate consistent monthly sales with a solid pipeline of opportunities.

•	Licensing the technology for HyperSound Glass and other applications. The Company is in discussions with multiple potential licensees.

“As indicated in our most recent earnings call, we are committed to reducing the net cash burn at HyperSound, and we have taken steps to better align costs with our revenue,” said Juergen Stark, CEO, Turtle Beach Corporation. “This is an important step toward achieving our goal of getting HyperSound to net cash burn breakeven by the end of Q2 2017. We will continue to seek revenue opportunities for this amazing technology, but in a way that preserves our capital and underscores the strong sales and profit growth of our headset business.”

Stark continued: “The process of evaluating strategic alternatives for HyperSound will continue under the management of Piper Jaffray. We believe the streamlining of HyperSound offers more alternatives in the current process. In addition, a licensing model allows for a broader range of potential licensees to use HyperSound for a specific application without taking on markets that may be outside of their expertise.”

“By reducing spending at HyperSound,” concluded Stark, “we believe the strength of our core headset business will become even more apparent to the investment community.”

About Turtle Beach Corporation

Turtle Beach Corporation (http://corp.turtlebeach.com) designs innovative, market-leading audio products for the consumer, healthcare and commercial sectors. Under its award-winning Turtle Beach brand (www.turtlebeach.com), the Company has been the clear market share leader for the past five-plus years with its wide selection of acclaimed gaming headsets for use with Xbox One and PlayStation®4, as well as personal computers and mobile/tablet devices. Under the HyperSound brand (www.hypersound.com), the Company markets pioneering directed audio solutions that have applications in hearing healthcare, digital signage and kiosks and consumer electronics. The Company's shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, the outcome of our HyperSound strategic review process and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.
# # #

For Media/PR Information, Contact:	For Investor Information, Contact:
MacLean Marshall	Cody Slach
PR/Communications Director	Investor Relations
Turtle Beach Corp.	Liolios
858.914.5093	949.574.3860
maclean.marshall@turtlebeach.com	HEAR@liolios.com